Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2023, with respect to the consolidated financial statements of ON24, Inc., incorporated herein by reference.

/s/ KPMG LLP
San Francisco, California
March 14, 2023